Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of TrueCar, Inc. of our report dated April 3, 2014, except for the reverse stock split described in Note 1 as to which the date is May 5, 2014, relating to the consolidated financial statements of TrueCar, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Los Angeles, California

November 10, 2014